UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2011

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Closing of 2.00% Convertible Senior Subordinated Note Offering

On August 3, 2011, Chart Industries, Inc. (the “Company”) closed its offering of $250 million aggregate principal amount of 2.00% Convertible Senior Subordinated Notes due 2018 (the “Notes” ) pursuant to an underwriting agreement (the “Underwriting Agreement”), dated July 28, 2011, by and between the Company and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives for the underwriters named in Schedule 1 annexed thereto (the “Underwriters”).

Indenture and Notes

In connection with the closing, on August 3, 2011, the Company issued and sold to the Underwriters the Notes pursuant to the Underwriting Agreement.

The Notes are governed by the Indenture, dated as of August 3, 2011 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 3, 2011 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue from August 3, 2011 and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning February 1, 2012, at a rate of 2.00% per year.

The Notes are senior subordinated unsecured obligations of the Company and will be:

•	senior in right of payment to future subordinated debt of the Company;

•	equal in right of payment with future senior subordinated debt of the Company;

•	subordinated in right of payment to the Company’s existing and future senior indebtedness, including indebtedness under the Company’s existing credit agreement;

•

effectively subordinated to the Company’s existing and future secured debt, including the indebtedness under the Company’s existing credit agreement, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all secured and unsecured existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries.

Prior to the close of business on the business day immediately preceding May 1, 2018, the Notes will be convertible, at the option of the holders thereof, only under the following circumstances:

•

during any fiscal quarter commencing after September 30, 2011 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price for the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which, as determined following a request by a holder of Notes as provided in the Indenture, the trading price per $1,000 principal amount of Notes for each trading day of such Measurement Period was less than 97% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate for the Notes on each such trading day; or

•	upon the occurrence of specified corporate events;

in each case, as determined pursuant to the terms of the Indenture.

On or after May 1, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert their Notes at any time, regardless of the foregoing circumstances. The Notes mature on August 1, 2018, unless earlier converted or repurchased.

The conversion rate for the Notes initially equals 14.4865 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $69.03 per share of the Company’s common stock), subject to adjustment. Upon conversion, the Company will pay the holders of the Notes cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. It is the Company’s present intention to settle any excess conversion value in shares of the Company’s common stock. In addition, following the occurrence of certain corporate events, the Company will, in certain circumstances, increase the applicable conversion rate for Notes that a holder of Notes elects to convert in connection with such corporate events. If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, each holder of Notes may require the Company to purchase all or part of their Notes for cash. The Fundamental Change Purchase Price (as defined in the Indenture) will equal 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date (as defined in the Indenture).

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if the Company defaults in any payment of principal or interest on any Note when due and payable or fails to comply with its obligation under the Indenture to convert the Notes into cash and, if applicable, shares of the Company’s common stock, upon exercise of a holder’s conversion right (subject to applicable notice and/or grace periods). Other Events of Default under the Indenture include: the Company’s failure to issue certain notices in accordance with the Supplemental Indenture, the Company’s failure to comply with certain corporate restrictions in the Supplemental Indenture, the Company’s failure to comply (subject to applicable notice and/or grace periods) with any of its other agreements contained in the Notes or the Indenture, the default of the Company or any of its subsidiaries or judgment (subject to certain rights of appeal and other limitations) against the Company or any of its subsidiaries in an amount equal to $35.0 million or more and certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (as defined in the Supplemental Indenture) of the Company.

In certain Event of Defaults, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of then outstanding Notes by notice to the Company and to the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing description of the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the copies thereof which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Other Events.

On August 4, 2011, the Company issued a press release announcing that it had completed the issuance of $250 million in aggregate principal amount of its 2.00% Convertible Senior Subordinated Notes due 2018. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the news release and this Item 7.01 of this report on Form 8-K is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated August 3, 2011 by and between Chart Industries, Inc. and Wells Fargo Bank, National

Association

4.2	Supplemental Indenture, dated August 3, 2011 by and between Chart Industries, Inc. and Wells Fargo Bank, National Association

4.3	Form of 2.00% Convertible Senior Subordinated Notes due 2018

99.1	Press release dated August 4, 2011, announcing the completion of the issuance of $250 million in aggregate principal amount of 2.00% Convertible Senior Subordinated Notes due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: August 5, 2011

	By:	/s/ Michael F. Biehl Michael F. Biehl Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated August 3, 2011 by and between Chart Industries, Inc. and Wells Fargo Bank, National Association

4.2	Supplemental Indenture, dated August 3, 2011 by and between Chart Industries, Inc. and Wells Fargo Bank, National Association

4.3	Form of 2.00% Convertible Senior Subordinated Notes due 2018

99.1	Press release dated August 4, 2011, announcing the completion of the issuance of $250 million in aggregate principal amount of 2.00% Convertible Senior Subordinated Notes due 2018

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